                                RESTATED BY-LAWS
                                       of
                         HANSON PUBLISHING GROUP, INC.

                                TABLE OF CONTENTS

                   Section                                      Page
                   -------                                      ----

SHAREHOLDERS                                                      1
------------

1.01               Place of Meetings
1.02               Regular Meetings
1.03               Special Meetings
1.04               Meetings Held Upon Shareholder Demand
1.05               Adjournments
1.06               Notice of Meetings; Business Transacted
1.07               Waiver of Notice
1.08               Quorum; Acts of Shareholders
1.09               Voting Rights
1.10               Proxies
1.11               Action Without a Meeting


DIRECTORS                                                         3
---------

2.01               Number; Qualifications
2.02               Tenant
2.03               Vacancies
2.04               Place of Meetings
2.05               Regular Meetings
2.06               Special Meetings
2.07               Waiver of Notice; Previously Scheduled Meetings
2.08               Quorum; Acts of Board
2.09               Electronic Communications
2.10               Absent Directors
2.11               Action Without a Meeting
2.12               Committees
2.13               Removal of Directors
2.14               Compensation


OFFICERS                                                          6
--------

3.01               Number and Designation
3.02               Chief Executive Officer
3.03               Chief Operating Officer
3.04               Chief Financial Officer
3.05               President
3.06               Vice Presidents
3.07               Secretary
3.08               Treasurer
3.09               Authority and Duties
3.10               Term
3.11               Salaries
3.12               Notice of Changes in Directors and Officers

Section                                                                Page
-------                                                                ----

INDEMNIFICATION                                                          7
---------------

4.01               Indemnification
4.02               Insurance
4.03               Other Corporations

SHARES                                                                   8
------

5.01               Certificated Shares
5.02               Declaration of Dividends and Other Distributions
5.03               Transfer of Shares
5.04               Record Date

MISCELLANEOUS                                                            9
-------------

6.01               Execution of Instruments
6.02               Advances
6.03               Corporate Seal
6.04               Fiscal Year
6.05               Amendments






     Table of Contents is not part of the By-Laws of the Corporation It is intended merely to aid in the utilization of the By-Laws.

                                RESTATED BY-LAWS
                                       of
                          HANSON PUBLISHING GROUP, INC.

                                  SHAREHOLDERS
                                  ------------

     Section 1.01 . Place of Meetings. Each meeting of the shareholders shall be held at the principal executive office of the Corporation or at such other place as may be designated by the Board of Directors, Chief Executive Officer or Chief Operating Officer; provided, however, that any meeting called by or at the demand of a shareholder or shareholders shall be held in the county where the principal executive office of the Corporation is located.

     Section 1.02. Regular Meetings. Regular meetings of the shareholders shall be held on an annual basis at a date and time determined by the Board of Directors; provided, however, that if a regular meeting has not been held during the immediately preceding 15 months, a substitute annual meeting may be called in the same manner as in the case of a special meeting.

     Section 1.03 Social Meetings. A special meeting of the shareholders may be called for any purpose or purposes at any time by the President or Chief Executive Officer, by the Board of Directors or by one or more shareholders holding not less than ten percent of the voting power of all shares of the Corporation entitled to vote, who shall demand such special meeting by written notice given to the President or Chief Executive Officer of the Corporation specifying the purposes of such meeting.

     Section 1.04 Meetings Held Upon Shareholder Demand. After the President or Chief Executive Officer of the Corporation receives a demand from any shareholder or shareholders entitled to call a meeting of the shareholders, the President shall call a special or regular meeting of shareholders, as the case may be, to be held no later than fifteen days after such demand has been received for the purposes specified in such demand, and shall give notice thereof as provided herein.

     Section 1.05 Adjournments. Any meeting of the shareholders may be adjourned from time to time to another date, time and place by the holders of a majority of the voting power of the shares entitled to vote represented at the meeting. If any meeting of the shareholders is so adjourned, no notice as to such adjourned meeting need be given if the date, time and place at which the meeting will be reconvened are announced at the time of adjournment.

     Section 1.06 Notice of Meetings; Business Transacted. Written notice of each meeting of the shareholders, stating the date, time any place and, in the case of a special meeting, the purpose or purposes, shall be given at least seven days and not more than fifty days prior to the meeting to every holder of shares entitled to vote at such meeting. The business transacted at a special meeting of shareholders is limited to the purposes stated in the notice of the meeting. Any matter relating to the affairs of the Corporation may be brought up for action at an annual meeting of shareholders, provided, however, that unless stated in the notice of the meeting, (1) no by-law may be brought up for adoption, amendment or repeal, and (2) no matter, other than election of directors, may be brought up which expressly requires the vote of shareholders pursuant to the Connecticut Stock Corporation Act (the "Act").

     Section 1.07 Waiver and Notice. A shareholder may waive notice of the date, time, place and purpose or purposes of a meeting of shareholders. A waiver of notice by a shareholder entitled to notice is effective whether given before, at or after the meeting, and whether given in writing or by attendance. Attendance by a shareholder at a meeting is a waiver of notice of that meeting, unless the shareholder objects prior to or at the commencement of the meeting to the transaction of business because the meeting is not lawfully called or convened due to a lack of proper notice.

     Section 1.08 Quorum; Acts of Shareholders. The holders of a majority of the voting power of the shares entitled to vote at a shareholders' meeting are a quorum for the transaction of business. If a quorum is present when a duly called or held meeting is convened, the shareholders present may continue to transact business until adjournment, even though the withdrawal of a number of the shareholders originally present leaves less than the proportion or number otherwise required for a quorum. Except as otherwise required by law or specified in the Certificate of Incorporation of the Corporation, the shareholders shall take action by the affirmative vote of the holders of a majority of the voting power of the shares present and entitled to vote at a duly held meeting of shareholders.

     Section 1.09 Voting Rights. Subdivision 1. Each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders unless and except to the extent that voting rights of shares of any class are specified, increased, limited or denied by the Certificate of Incorporation of the Corporation. Except as otherwise required by law, a holder of shares entitled to vote may vote any portion of such shares in any way the shareholder chooses. If a shareholder votes without designating the proportion or number of shares voted in a particular way, the shareholder is deemed to, have voted all of the shares in that way.

     Subdivision 2. The Board of Directors may fix a date not more than seventy days and not less than ten days before the date of a meeting of shareholders as the date for the determination of the holders of shares entitled to notice of and entitled to vote at the meeting. When a date is so fixed, only shareholders on that date are entitled to notice of and permitted to vote at that meeting of shareholders.

     Section 1.10 A shareholder may cast or authorize the casting of a vote by filing a written appointment of a proxy, signed and dated, with an officer of the Corporation at or before the meeting at which the appointment is to be effective. Such proxy shall be invalid after eleven months from its date of execution unless it specifies the length of time for which it is to continue in force or limits its use to a particular meeting not yet held.

     Section 1.11 Action Without a Meeting. Any action required or permitted to be taken at a meeting of the shareholders of the Corporation may be taken without a meeting by written consent, setting forth the action so taken or to be taken, signed by all of the shareholders entitled to vote on that action, or by their duly authorized attorneys. The written action is effective when it has been signed by all of those shareholders, unless a different effective time is provided in the written action. All such resolutions, waivers, consents and approvals shall be recorded in the minute books of the Corporation.

                                    DIRECTORS

     Section 2.01 Number; Qualifications. Except as provided in the certificate of incorporation, the business, property and affairs of the Corporation shall be managed by or under the direction of a Board of Directors. Directors shall be natural persons. The Corporation shall have a Board of Directors not less than three or more than seven directors. However, if at any time there are less than three shareholders, the minimum number of directors shall be the same as the number of shareholders. The number of directors shall be determined, within the limits stated above, from time to time, by the shareholders entitled to vote. Directors need not be shareholders or residents of Connecticut.

     Section 2.02 Term. Each director shall serve for a term that expires at the next annual meeting of the shareholders. A director shall hold office until a successor is elected and has qualified or until the earlier death, resignation, removal or disqualification of the director.

     Section 2.03 Vacancies. Vacancies on the Board of Directors resulting from the death, resignation, removal or disqualification of a director may be filled by the affirmative vote of a majority of the remaining members of the Board, though less than a quorum. Vacancies on the Board resulting from newly created directorships may be filled by the affirmative vote of a majority of the directors serving at the time such directorships are created. Each person elected to fill a vacancy shall hold office until a qualified successor is elected by the shareholders at the next regular meeting or at any special meeting duly called for that purpose.

     Section 2.04 Place of Meetings. Each meeting of the Board of Directors shall be held at the principal executive office of the Corporation or at such other place as may be designated from time to time by a majority of the members of the Board.

     Section 2.05 Regular Meetings. Regular meetings of the Board of Directors for the election of officers and the transaction of any other business shall be held without notice at the place determined by a majority of the members of the Board.

     Section 2.06 Special Meetings. A special meeting of the Board of Directors may be called for any purpose or purposes at any time by any member of the Board by giving not less than two days' notice to all directors of the date, time and place of the meeting, provided that when notice is mailed, at least four days' notice shall be given. The notice need not state the purpose of the meeting.

     Section 2.07 Waiver of Notice;  Previously Scheduled Meetings.  Subdivision
1. A director of the Corporation may waive notice of the date, time and place of a meeting of the Board of Directors. A waiver of notice by a director entitled to notice is effective whether given before, at or after the meeting, and whether given in writing, orally or by attendance. Attendance by a director at a meeting is a waiver of notice of that meeting, unless the director objects at the beginning of the meeting to the transaction of business because the meeting is not lawfully called or convened due to a lack of proper notice.

     Subdivision 2. If the day or date, time and place of a Board of Directors meeting have been provided herein or announced at a previous meeting of the Board, no notice is required. Notice of an adjourned meeting need not be given other than by announcement at the meeting at which adjournment is taken of the date, time and place at which the meeting will be reconvened.

     Section 2.08 Quorum; Acts of Board. The presence in person of a majority of the directors currently holding office shall be necessary to constitute a quorum for the transaction of business. In the absence of a quorum, a majority of the directors present may adjourn a meeting from time to time without further notice until a quorum is present. If a quorum is present when a duly held meeting is convened, the directors present may continue to transact business until adjournment, even though the withdrawal of a number of the directors originally present leaves less than the proportion or number otherwise required for a quorum. Except as otherwise required by law or specified in the Certificate of Incorporation of the Corporation, the Board of Directors shall take action by the affirmative vote of a majority of the directors present at a duly held meeting.

     Section 2.09 Electronic Communications. A conference among directors by any means of communication through which the directors may simultaneously hear each other during the conference constitutes a Board of Directors meeting or a meeting of a committee of the Board of Directors, if the same notice is given of the conference as would be required for a meeting, and if the number of directors participating in the conference would be sufficient to constitute a quorum at a meeting. A director may participate in a Board meeting not described in the immediately preceding sentence by any means of communication through which the director, other directors so participating and all directors physically present at the meeting may simultaneously hear each other during the meeting. Participation in a meeting by any means referred to in this Section
2.09 constitutes presence in person at the meeting.

     Section 2.10 Absent Directors. A director of the Corporation may give advance written consent or opposition to a proposal to be acted on at a Board of Directors meeting. If the director is not present at the meeting, consent or opposition to a proposal does not constitute presence for purposes of determining the existence of a quorum, but consent or opposition shall be counted as a vote in favor of or against the proposal and shall be entered in the minutes or other record of action at the meeting, if the proposal acted on at the meeting is substantially the same or has substantially the same effect as the proposal to which the director has consented or objected.

     Section 2.11 Action Without a Meeting. Any action required or permitted to be taken at a Board of Directors meeting or at a meeting of a committee of the Board of Directors may be taken without a meeting by written consent signed by all of the directors, if the number of such directors or members signing constitutes a quorum for such action, and such action shall be a valid corporate action as though it had been authorized at a meeting of the Board of Directors or committee, as the case may be. The written action is effective when signed by the required number of directors, unless a different effective time is provided in the written action. When written action is permitted to be taken by less than all directors, all directors shall be notified immediately of its text and effective date. The secretary shall file such consents with the minutes of the meetings of the Board of Directors.

     Section 2.12 Committees. Subdivision 1. A resolution approved by the affirmative vote of a majority of the Board of Directors may establish committees having the authority of the Board in the management of the business of the Corporation only to the extent provided in the resolution. Committees shall be subject at all times to the direction and control of the Board.

     Subdivision 2. A committee shall consist of one or more natural persons, who shall be directors, appointed by affirmative vote of a majority of the directors present at a duly held Board of Directors meeting.

     Subdivision 3. Sections 2.04 to 2.11 hereof shall apply to committees and members of committees to the same extent as those sections apply to the Board of Directors.

     Subdivision 4. Minutes, if any, of committee meetings shall be made available upon request to members of the committee.

     Section 2.13 Removal of Directors. Any one or more directors may be removed either with or without cause at any time, by a vote of the shareholders holding a majority of the stock entitled to vote at any special meeting called for this purpose. When any director is removed at any special meeting, a new director may be elected at the same meeting of the shareholders for the unexpired term of the director removed. If the shareholders fail to elect a person to fill the unexpired term of the director removed, such unexpired term shall be considered a vacancy on the board which may be filled by the remaining director or directors as provided above.

     Section 2.14 Compensation. The Board of Directors may fix the compensation, if any, of directors.

                                    OFFICERS

     Section 3.01 Number and Designation. The Board of Directors shall elect a President, such Vice Presidents as may be deemed necessary or appropriate in its discretion, a Treasurer and a Secretary, and it shall elect or appoint, from time to time, such other officers and assistant officers as may be deemed necessary or appropriate in its discretion. Any two or more offices may be held by the same person, except the offices of President and Secretary.

     Section 3.02 Chief Executive Officer. Unless otherwise determined by the Board of Directors, the Chief Executive Officer (a) shall, when present, preside at all meetings of the Board of Directors; (b) shall see that all orders and resolutions of the Board are carried into effect; (c) may maintain records of and certify proceedings of the Board and shareholders; and
(d) shall perform such other duties as may be prescribed by the Board of Directors from time to time.

     Section 3.03 Chief Operating Officer. Unless otherwise determined by the Board of Directors, the Chief Operating Officer shall have general active management of the Corporation, may supervise all operating aspects of the Corporation and shall perform such other duties as may be prescribed by the Board of Directors from time to time.

     Section 3.04 Chief Financial Officer. Unless otherwise determined by the Board of Directors, the Chief Financial Officer (a) shall keep accurate financial records for the Corporation; (b) shall deposit all monies, drafts and checks in the name of and to the credit of the Corporation in such banks and depositories as the Board shall designate from time to time; (c) shall endorse for deposit all notes, checks and drafts received by the Corporation as ordered by the Board, making proper vouchers therefor; (d) shall disburse corporate funds and issue checks and drafts in the name of the Corporation, as ordered by the Board; (e) shall render to the Chief Executive Officer or Chief Operating Officer and the Board, whenever requested, an account of all of such officer's transactions as Chief Financial Officer and of the financial condition of the Corporation; and (f) shall perform such other duties as may be prescribed by the Board or the Chief Operating Officer from time to time.

     Section 3.05 President. Unless otherwise determined by the Board of Directors, the President shall be the Chief Executive Officer or Chief Operating Officer of the Corporation. The President shall perform such duties as may be prescribed by the Board from time to time, including presiding at all meetings of the shareholders and, in the absence of the Chairman of the Board, at meetings of the Board.

     Section 3.06 Vice Presidents. Any one or more Vice Presidents, if any, may be designated by the Board as Executive Vice Presidents or Senior Vice Presidents. During the absence or disability of the President, it shall be the duty of the highest ranking Executive Vice President, and, in the absence of any such Vice President, it shall be the duty of the highest ranking Senior Vice President or other Vice President, who shall be present at the time and able to act, to perform the duties of the President. The determination of who is the highest ranking of two or more persons holding the same office shall, in the absence of specific designation of order of rank by the Board, be made on the basis of the earliest date of appointment or election, or, in the event of simultaneous appointment or election, on the basis of the longest continuous employment by the Corporation.

     Section 3.07 Secretaries. Unless otherwise determined by the Board of Directors, the Secretary shall attend all meetings of the shareholders and all meetings of the Board, shall record or cause to be recorded all proceedings thereof in a book to be kept for that purpose, and may certify such proceedings. Except as otherwise required or permitted by law or by these By-Laws, the Secretary shall give or cause to be given notice of all meetings of the shareholders and all meetings of the Board.

     Section 3.08 Treasurer. Unless otherwise determined by the Board of Directors, the Treasurer shall be the Chief Financial Officer of the Corporation. If an officer other than the Treasurer is designated Chief Financial Officer, the Treasurer shall perform such duties as may from time to time be assigned by the Board.

     Section 3.09 Authority and Duties. In addition to the foregoing authority and duties, all officers of the Corporation shall respectively have such authority and perform such duties in the management of the business of the Corporation as may be designated from time to time by the Board of Directors. Unless prohibited by a resolution approved by the affirmative vote of a majority of the directors present, an officer elected or appointed by the Board may, without the approval of the Board, delegate some or all of the duties and powers of an office to other persons.

     Section 3.10 Term. Subdivision 1. All officers of the Corporation shall hold office until their respective successors are chosen and have qualified or until their earlier death, resignation or removal.

     Subdivision 2. An officer may resign at any time by giving written notice to the Corporation. The resignation is effective without acceptance when the notice is given to the Corporation, unless a later effective date is specified in the notice.

     Subdivision 3. An officer may be removed at any time, with or without cause, by a resolution approved by the affirmative vote of a majority of the directors present at a duly held Board of Directors meeting.

     Subdivision 4. A vacancy in an office because of death, resignation, removal, disqualification or other cause may be filled for the unexpired portion of the term by the Board of Directors.

     Section 3.11 Salaries. The salaries of all officers of the Corporation shall be fixed by the Board of Directors or by the Chief Executive Officer if authorized by the Board.

     Section 3.12 Notice of Changes in Directors and Officers. Whenever a director or officer of the Corporation (a) ceases to be in office because of death, resignation, removal, disqualification or otherwise, or (b) is appointed or elected to the Board of Directors or to hold a corporate office, such director or officer or the Corporation shall file as a matter of public record, within 90 days following the date of such cessation, appointment or election, a notice with the Secretary of State of the State of Connecticut. Such notice shall be executed and filed as provided in Section 33-285 of the Act and shall set forth (a) the name of the Corporation, (b) the name of the director or officer to which the notice relates, (c) his or her respective office or former office, and (d) the respective date when he or she was appointed or elected or ceased to be in office.

                                 INDEMNIFICATION

     Section 4.01 Indemnification. The Corporation shall indemnify such persons, for such expenses and liabilities, in such manner, under such circumstances, and to such extent, as required or permitted by Section 33-320a of the Act, as amended from time to time, or as required or permitted by other provisions of law.

     Section 4.02 Insurance. The Corporation may purchase and maintain insurance on behalf of any person in such person's official capacity against any liability asserted against and incurred by such person in or arising from that capacity, whether or not the Corporation would otherwise be required to indemnify the person against the liability.

     Section 4.03 Other Corporations. Unless otherwise determined by the Board of Directors, the President or such other officer of the Corporation duly authorized by the President, shall have full power and authority on behalf of the Corporation to attend and to vote at any meeting of the shareholders of any corporation of which the Corporation may hold stock, and may exercise on behalf of the Corporation any and all of the rights and powers incident to the ownership of such stock at any such meeting, and shall have power and authority to execute and deliver proxies and consents on behalf of the Corporation in connection with the exercise of the rights and powers incident to the ownership of such stock.

                                     SHARES

     Section  5.01  Certificated  Shares.  Subdivision  1.  The  shares  of  the
Corporation   shall  be  certificated   shares.   Each  holder  of  duly  issued
certificated shares is entitled to a certificate of shares.

     Subdivision 2. Each certificate of shares of the Corporation shall be signed by the Chief Executive Officer, the President or any Vice President, and the Chief Financial Officer, the Secretary or any. Assistant Secretary, but when a certificate is signed by a transfer agent or a registrar, the signature of any such officer upon such certificate may be a facsimile, engraved or printed. If a person signs or has a facsimile signature placed upon a certificate while an officer, transfer agent or registrar of the Corporation, the certificate may be issued by the Corporation, even if the person has ceased to serve in that capacity before the certificate is issued, with the same effect as if the person had that capacity at the date of its issue.

     Subdivision 3. A certificate representing shares issued by the Corporation shall, if the Corporation is authorized to issue shares of more than one class or series, set forth upon the face or back of the certificate, or shall state that the Corporation will furnish to any shareholder upon request and without charge, a full statement of the designations, preferences, limitations and relative rights of the shares of each class or series authorized to be issued, so far as they have been determined, and the authority of the Board of Directors to determine the relative rights and preferences of subsequent classes or series.

     Section 5.02 Declaration of Dividends and Other Distributions. The Board of Directors shall have the authority to declare dividends and other distributions upon the shares of the Corporation to the extent permitted by law.

     Section 5.03 Transfer of Shares. Shares of the Corporation may be transferred only on the books of the Corporation by the holder thereof, in person or by such person's attorney. Shares shall be transferred only upon surrender and cancellation of certificates for a like number of shares. The Board of Directors, however, may appoint one or more transfer agents and registrars to maintain the share records of the Corporation and to effect transfers of shares.

     Section 5.04 Record Date. The Board of Directors may fix a time, not exceeding sixty days preceding the date fixed for the payment of any dividend or other distribution, as a record date for the determination of the shareholders entitled to receive payment of such dividend or other distribution, and in such case only shareholders of record on the date so fixed shall be entitled to receive payment of such dividend or other distribution, notwithstanding any transfer of any shares on the books of the Corporation after any record date so fixed.

                                  MISCELLANEOUS

     Section 6.01 Execution of Instruments. Subdivision 1. All deeds, mortgages, bonds, checks, contracts and other instruments pertaining to the business and affairs of the Corporation shall be signed on behalf of the Corporation by the Chief Executive Officer, or the Chief Operating Officer, or the President, or any Vice President, or by such other person or persons as may be designated from time to time by the Board of Directors.

     Subdivision 2. If a document must be executed by persons holding different offices or functions and one person holds such offices or exercises such functions, that person may execute the document in more than one capacity if the document indicates each such capacity.

     Section 6.02 Advances. The Corporation may, without a vote of the directors, advance money to its directors, officers or employees to cover expenses that can reasonably be anticipated to be incurred by them in the performance of their duties and for which they would be entitled to reimbursement in the absence of an advance.

     Section 6.03 Corporate Seal. The Corporation shall have no seal.

     Section 6.04 Fiscal Year. The fiscal year of the Corporation shall end on the Saturday nearest the last day of March of each year.

     Section 6.05 Amendments. The Board of Directors shall have the power to adopt, amend or repeal the By-Laws of the Corporation, subject to the power of the shareholders to change or repeal the same, provided, however, that no By-Lay prescribing the vote required to amend the By-Laws or any provisions thereof shall be amended by a lesser vote.



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